EXHIBIT 10.5

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is entered into this 17th day of January, 2011, by and between SHIRYU KOBASHIKAWA (the "Seller"), JET NEKO KK, a Japanese Corporation (the "Company"), and JET NEKO, INC., a Delaware Corporation (the "Buyer"), for those purposes as to which the Company is specifically included herein.

RECITALS

WHEREAS, Shiryu Kobashikawa is the legal or beneficial owner of twenty-five (25) shares of common stock, of the issued and outstanding shares of the Company's common stock (no certificate) (the "Securities");

WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase in accordance with the terms and conditions provided for herein, a total of twenty-five (25) shares of common stock representing one hundred percent (100%) of the total issued and outstanding common stock in the Company;

WHEREAS, it is in the best interest of the Company and its continued operations to enter into this transaction.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1: -

"Best Efforts". The efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Breach". A "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Proceeding". Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Threatened". A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

ARTICLE II
PURCHASE AND SALE OF SECURITIES AND SECURITY

Section 2.1
SALE OF SECURITIES: Subject to the terms and conditions set forth in this Agreement, Seller shall transfer and convey the Securities to Buyer, free and clear of any and all liens, claims, and encumbrances, whatsoever, and Buyer shall purchase the Securities from Seller (the "Transaction").

Section 2.2	CONSIDERATION:

(a)    As payment for the transfer of the Securities by Seller to Buyer, and for satisfaction of all debts and obligations owed by the company to the Seller, Buyer shall deliver the sum of Ten Thousand JPY (\10,000) as follows:

(i)    Buyer shall execute the Stock Purchase Agreement.

(ii)   Upon Closing of this transaction, on or before January 17, 2011, the Buyer shall deliver Ten Thousand JPY (\10,000) to the seller.

ARTICLE III
PRECONDITIONS TO CLOSING/DUE DILIGENCE

Section 3.1
CONDITIONS TO CONSUMMATION OF THE TRANSACTION: The respective obligations of the parties with respect to this Transaction shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation, (a) execution of this Stock Purchase Agreement by all parties; (b) absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Seller or the Company prior to Closing, (c) absence of pending litigation, investigations or other matters affecting the Seller, the Company, the Buyer or the Transaction, (d) satisfactory completion by the Buyer and the Seller of a due diligence investigation of the other party; and (e) confirmation that the representations and warranties of each party are true and accurate in all respects.

Section 3.2	DUE DILIGENCE:

Buyer has conducted sufficient due diligence to complete this transaction.

Subject to the foregoing statements, Seller shall use their best efforts to provide necessary information to Buyer in order to complete due diligence during the due diligence period. Seller has provided:

(a)    Articles of Incorporation and all amendments thereto, By-laws and issuance resolutions.

Immediately upon closing of said transaction, Seller shall deliver to Buyer, the following:

(b)    A complete shareholder's list and transfer documents for the transfer of the Securities from Seller to Buyer

Section 3.3
CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE: Buyer's obligation to purchase the Securities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

(a)   All representations and warranties of Seller contained herein being true at the time of Closing;

(b)   Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any person affiliated with Buyer, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with the contemplated Transaction, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the contemplated transactions.

Section 3.4
CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE: Seller's obligation to sell the Securities and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

(a)   All representations and warranties of Buyer contained herein being true at the time of Closing;

(b)   Buyer shall have tendered the consideration as specified in Section 2.2 of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, and where applicable the Company, represent and warrant that at the time of the execution of this Agreement and at the Closing thereof:

Section 4.1
MARKETABLE TITLE: The Seller shall convey to Buyer good and marketable title in and to the Securities, free and clear of any and all liens, claims, encumbrances, including, but not limited to, any and all pledges and security interests, and all other defects of title of any type whatsoever.

Section 4.2
AUTHORITY: The Seller has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it.

Section 4.3	OUTSTANDING CLAIMS, SUITS OR ACTIONS: Seller is not aware of any outstanding claims, suits or actions, in connection with the Company.

Section 4.4
CONTRACTS: Neither the Company nor the Seller are the party to any agreement, contract, or understanding, oral or written, express or implied, which would prevent them from lawfully entering into this Agreement or which would create an obligation upon any of them as a result of this transaction.

Section 4.5	FINANCIAL INFORMATION: The Company currently has no business operations. Buyer agrees that they are buying the Securities "as is".

Section 4.6
NO MATERIAL ADVERSE CHANGE: Since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

ARTICLE V
REPRESENTATION AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that:

Section 5.1
The Buyer is a sophisticated investor. The Buyer has the financial ability to pay the consideration required at Closing and to bear the economic risk of this investment in the Company, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for immediate liquidity with respect to the investment in the Company.

Section 5.2	The Buyer:

(a)   has evaluated the risks of a purchase of the Securities and has relied solely upon his own investigation of the Company and the information and representations made by the Seller and the Company contained in this Agreement, and upon any written information and documents provided to Buyer by the Seller and/or the Company;

(b)   has been given the opportunity to ask questions of, and receive answers from, the Company and Seller concerning the terms and conditions of the Securities and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Buyer to evaluate the merits and risks of the purchase of the Securities to the extent the Company or Seller possess such information or could acquire it without unreasonable efforts or expense, and have not been furnished with any other offering literature upon which the Buyer have relied;

(c)   has not been furnished by Seller with any oral or written representation or oral or written information upon which the Buyer has relied in connection with the offering of the Securities that is not contained, or referred to, in this Agreement;

(d)   has investigated the acquisition of the Securities to the extent the Buyer has deemed necessary or desirable and the Company or Seller have provided the Buyer with any assistance the Buyer has requested in connection herewith;

(e)   is an accredited investor as that term is defined in rule 501(a) of Regulation D under the Securities Act of 1933, as amended;

(f)   has determined that the Securities are a suitable investment for the Buyer and that at this time the Buyer could bear a complete loss of an investment in the Securities purchased hereby; and

(g)   together with his principals is experienced in transactions involving obtaining control of companies such as the Company.

Section 5.3
The Buyer is not relying on the Seller, or the Company, or any of its affiliates, or this Agreement, with respect to the Buyer's tax consequences with respect to the Buyer's purchase of the Securities.

Section 5.4	No federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this investment.

Section 5.5	The Buyer is an individual over the age of 18 years and is empowered, authorized and qualified to purchase the Securities, in the manner contemplated in this Agreement.

Section 5.6
The Buyer has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with such actions.

ARTICLE VI
SPECIFIC CONTRACTS AND AGREEMENTS/CONFIDENTIALITY

Section 6.1
CERTAIN CONTRACTS CANCELLED: As of the date of Closing certain contracts and agreements, whether oral or written, by and between the Seller and the Company shall be deemed cancelled and terminated and neither Seller nor the Company shall have any further rights or obligations thereunder. In particular:

(a)   Any employment agreements, stock purchase agreements, stock option agreements, convertible instruments and outstanding warrants of any kind whatsoever, by and between, or among, the Seller and the Company; and

(b)   Any loan agreements, expense reimbursement agreements, payment agreements, or monetary agreements of any kind whatsoever, by and between or among, the Seller and the Company, which obligations are deemed satisfied at closing.

Further, Seller is not aware of any other contracts or agreements between the Company and any third party with the exception of the agreement between the Company and its transfer agent.

Section 6.2	EXPENSES. Each of the parties shall be responsible for their own expenses in connection with this Agreement and consummation of the Transactions contemplated hereby.

Section 6.3
CONFIDENTIALITY Each of the parties hereto agrees that it shall not use, or permit the use of, any and all of the information relating to the Seller or the Buyer, respectively, furnished to each other in connection with this Transaction ("Confidential Information"), except publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose detrimental to the Seller or the Buyer, as the case may be, or otherwise than in connection with this Transaction. None of the Parties hereto shall, and each party shall cause its directors, officers, employees, agents, affiliates, and representatives not to, disclose, divulge, provide, or make accessible, or available, any and all of the Confidential Information, in whole or in part, to any person or entity, other than their respective and responsible officers, employees, advisors, or attorneys, or otherwise as required by law or regulation. The parties acknowledge that until public announcement, the terms and existence of this Agreement may be deemed material non-public information under the Securities Exchange Act of 1934, and shall govern their activities accordingly. Neither party shall disclose the terms of this Agreement to any other person or entity other than its advisors who are under a legal or contractual obligation of confidentiality. Neither party shall disclose the existence of this Agreement except to such advisors or as necessary in connection with due diligence under this Agreement.

NOTICES COURT ORDERED DISCLOSURE:. If the Recipient under their respective control is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, criminal or civil investigative demand or similar process, or by any applicable law or any applicable rule or regulation of any governmental, administrative or regulatory agency) to disclose any of the Confidential Information (the "Requested Party"), the Requested Party shall provide or cause the provision of, prompt written notice of such request or legal compulsion to the other so that the party may seek a protective order or other appropriate remedy, or waive compliance with this Agreement. The Requested Party shall cooperate (and cause any Related Parties under its control who are so requested or legally compelled to disclose such Confidential Information to cooperate) with the other party in obtaining such a protective order or other remedy upon the party's request. If such protective order or other remedy is not issued, then the Requested Party shall furnish, and shall cause the person who is so requested or legally compelled to disclose such Confidential Information to furnish, only the portion of such Confidential Information which is legally required, and shall exercise his reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to such confidential information.

ARTICLE VII
THE CLOSING

Section 7.1	SELLER OBLIGATIONS: At the Closing, Seller shall deliver to Buyer:

(a)   One stock certificate for twenty-five (25) shares.

(b)   All other instruments or documents as may be reasonably required to consummate the Transaction contemplated by this Agreement.

Section 7.2	BUYER'S OBLIGATIONS: At the Closing, Buyer shall deliver to Seller the following instruments and documents:

(a)   Consideration set forth in Section 2.2.

Section 7.3	THE CLOSING. The Closing shall occur on or before close of business on January 19, 2011.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1	BINDING EFFECT: This Agreement shall be binding upon the parties hereto and their personal representatives, executors, heirs, beneficiaries, distributees, successors, and permitted assigns, if any.

Section 8.2
NOTICES: Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent facsimile, hand delivery or courier addressed to the respective party at the address set forth in the initial paragraph of this Agreement or by other means if receipt of such notice is acknowledged.

Section 8.3
GOVERNING LAW: This Agreement shall be governed and interpreted solely in accordance with the laws of the State of Delaware, and applicable U. S. federal law, if any, and in each case without regard to their choice of laws principles.

Section 8.4
SURVIVAL OF REPRESENTATIONS: All agreements, representations, covenants, and warranties, on the part of the parties contained herein, shall survive the Closing of this Agreement, and any investigation made at the time with respect thereto, shall not merge into any of the documents and instruments executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted by law and/or equity.

Section 8.5
 ENTIRE AGREEMENT:    This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, nor any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.